Exhibit 10.16

SECOND AMENDMENT TO THE
AMGEN INC. EXECUTIVE INCENTIVE PLAN
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

The Amgen Inc. Executive Incentive Plan (As Amended and Restated, Effective January 1, 2009) (the “Plan”) is hereby amended, effective January 1, 2017, as follows:

The fourth paragraph of Section VI (DETERMINATION OF AMOUNTS OF AWARDS) shall be deleted and replaced with the following paragraph:

The payment of an award to a Participant with respect to a performance period shall be conditioned upon the Participant's employment by Amgen on the last day of the performance period; provided, however, that in the discretion of the Compensation Committee, awards may be paid to Participants who have retired or whose employment has terminated after the beginning and before the last day of the period for which an award is made, subject to the Participant’s timely execution and non-revocation of a general release and waiver in favor of the Company, its affiliates and related parties in a form provided by the Company. Notwithstanding the foregoing, in the discretion of the Compensation Committee, awards may also be paid to Participants to the designee or estate of a Participant who died after the beginning and before the last day of the period for which an award is made.

To record this Second Amendment to the Plan as set forth herein, effective January 1, 2017, Amgen Inc. has caused its authorized officer to execute this document this 14th day of March, 2017.

AMGEN INC.
By: /s/ Lori A. Johnston
Lori A. Johnston
Senior Vice President,
Human Resources